Exhibit 99.1

DraftKings Inc. Announces Pricing of $1.1 Billion Upsized Offering of Convertible Senior Notes

Boston, MA- March 15, 2021-- DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) announced today that it priced a private offering of $1.1 billion aggregate principal amount of 0% Convertible Senior Notes due 2028 (the “Notes”). The Notes will only be sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Company also granted to the initial purchasers of the Notes a 13-day option to purchase up to an additional $165 million aggregate principal amount of Notes.  The sale is expected to close on March 18, 2021, subject to satisfaction of customary closing conditions. The size of the offering was increased from the previously announced $1 billion aggregate principal amount of the Notes.

The Notes will be unsecured senior obligations of the Company and will mature on March 15, 2028. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will be convertible under certain circumstances and during certain periods into the Company’s Class A Common Stock (the “Common Stock”) at an initial conversion rate of 10.5430 shares of Common Stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $94.85 per share, which represents an approximately 40% conversion premium over the last reported sale price of $67.75 per share of the Common Stock on The Nasdaq Global Select Market on March 15, 2021. Upon any conversion, the Company will settle its conversion obligation in cash, shares of its Common Stock, or a combination of cash and shares of Common Stock, at its election.

The Notes will not be redeemable at DraftKings’ election before March 15, 2025. The Notes will be redeemable, in whole or in part, for cash at DraftKings’ option at any time on or after March 15, 2025 and on or before the 41st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Common Stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

The Company estimates that the net proceeds from the sale of the Notes, after deducting initial purchaser discounts and offering expenses, will be approximately $1,084 million (or approximately $1,246 million if the initial purchasers exercise their option to purchase additional Notes in full). The Company intends to use the net proceeds from the offering (including any net proceeds from the sale of any additional Notes that may be sold should the initial purchasers exercise their option to purchase additional Notes) for working capital and general corporate purposes, which may include mergers and acquisitions and products or technology investments that DraftKings may identify in the future. The Company also intends to use approximately $108 million of the net proceeds from this offering to pay the aggregate cost of capped call transactions described below. If the initial purchasers exercise their option to purchase additional Notes, the Company may use a portion of the proceeds from the sale of such additional Notes to enter into additional capped call transactions.

In connection with the pricing of the Notes, the Company has entered into privately negotiated capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The capped call transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $135.50 (which represents a premium of 100% over the last reported sale price of the Common Stock on March 15, 2021) and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional Notes, the Company intends to enter into additional capped call transactions with the Option Counterparties.

The Company expects that, in connection with establishing their initial hedges of the capped call transactions, the Option Counterparties and/or their respective affiliates will enter into various derivative transactions with respect to the Common Stock concurrently with or shortly after the pricing of the Notes and/or purchase shares of the Common Stock in secondary market transactions concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Common Stock or the Notes at that time.

In addition, the Company has been advised by the Option Counterparties that they and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Common Stock and/or purchasing or selling the Common Stock or other securities of the Company in secondary market transactions prior to the maturity of the Notes (and are likely to do so following any conversion of the Notes, any repurchase of the Notes by the Company on any fundamental change repurchase date, any redemption date, or any other date on which the Notes are retired by the Company, in each case, if the Company exercises its option to terminate the relevant portion of the capped call transactions). This activity could increase (or reduce the size of any decrease in) the market price of the Common Stock or the Notes, and in turn affect holders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of Common Stock, if any, and value of the consideration that noteholders will receive upon conversion of the Notes.

The Notes were only be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes and the shares of the Common Stock into which the Notes are convertible have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or the shares of the Common Stock into which the Notes are convertible, nor will there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see DraftKings’ Securities and Exchange Commission filings. DraftKings does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media:

Media@draftkings.com

@DraftKingsNews

Investors:

Investors@draftkings.com